                                                               EXHIBIT (a)(1)(C)

                            AMENDED AND SUPPLEMENTED
                           OFFER TO PURCHASE FOR CASH

                      ALL OF THE LIMITED PARTNERSHIP UNITS

                                       OF

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                       AT

                               $400 NET PER UNIT
                               (INCREASED PRICE)

                                       BY

                             ARVP ACQUISITION, L.P.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, NOVEMBER 15, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                October 31, 2001

To Our Clients:

     Enclosed for your consideration is an Amendment and Supplement to the Offer to Purchase dated October 18, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any further amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by ARVP Acquisition, L.P. (the "Purchaser") to purchase your limited partnership units ("Units").

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF UNITS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER UNITS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Units held by us for your account pursuant to the terms and conditions set forth in the Offer as supplemented and amended by the enclosed documents.

     Your attention is directed to the following significant respects in which the Offer has been amended:

          1. The Purchaser is now offering to purchase Units at a net cash price of $400 per Unit, without interest, reduced by the amount of distributions per Unit, if any, made by the Partnership from the date of the original Offer to Purchase until the date that the Purchaser purchases the Units tendered. This represents an increase of $40 or 11% over the Purchaser's original Offer to Purchase.

          2. The Purchaser is now offering to purchase all of the outstanding Units of the Partnership, not just 10,000 Units as set forth in its original Offer to Purchase.

          3. The Purchaser has reduced the minimum condition to the Offer so that the Offer is now conditioned upon, among other things, there being validly tendered and not withdrawn a number of Units that, together with the Units already owned by the General Partner, constitute at least 30% of the outstanding Units as of the date Units are accepted for purchase pursuant to the Offer to Purchase.

          4. The Purchaser plans to obtain all funds needed for the Offer from cash contributed by the General Partner. The General Partner intends to obtain these funds from its cash on hand and a loan from Red Mortgage Capital, Inc. The loan will be secured by a pledge of all Units, and any Distributions on such Units, purchased by the Purchaser in the Offer to Purchase.

     Please see the enclosed Amendment and Supplement to the Offer to Purchase for a full discussion of all amendments.

     If you wish to have us tender any or all of the Units held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Units, all such Units will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     IF YOU HAVE ALREADY TENDERED YOUR UNITS TO THE PURCHASER IN RESPONSE TO THE OFFER TO PURCHASE THAT WAS MAILED OCTOBER 18, 2001, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION AT THIS TIME.

     In all cases, payment for Units accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, at the applicable address set forth on the back cover of the Offer to Purchase, of (a) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, and (b) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE UNITS TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Units, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Units in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                      ALL OF THE LIMITED PARTNERSHIP UNITS

                                       OF

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.
                                       AT

                               $400 NET PER UNIT
                               (INCREASED PRICE)

                                       BY

                             ARVP ACQUISITION, L.P.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of ARVP Acquisition, L.P. (the "Purchaser"), dated October 18, 2001, as amended and supplemented on October 31, 2001 (the "Offer to Purchase") and the related Amended Letter of Transmittal relating to the offer by the Purchaser to purchase all of the limited partnership units (the "Units"), of American Retirement Villas Properties III, L.P., a California limited partnership.

     This will instruct you to tender the number of Units indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF UNITS                                                     SIGN HERE
TO BE TENDERED:

--------------------------------------------       --------------------------------------------
                                                   ------------------------------------------- UNITS*:
                                                   Signature(s)

                                                   --------------------------------------------
                                                   --------------------------------------------

                                                   --------------------------------------------
                                                   --------------------------------------------

                                                           PLEASE TYPE OR PRINT NAME(S)

                                                   --------------------------------------------
                                                   --------------------------------------------

                                                            TYPE OR PRINT ADDRESS(ES)

                                                   --------------------------------------------

                                                           AREA CODE AND TELEPHONE NO.

                                                   --------------------------------------------

                                                    TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                                       NO.
Dated:
--------------------------------------------

---------------

* Unless otherwise indicated, it will be assumed that all your Units are to be tendered.

                                        3